                                                                EXHIBIT B-1

                           HERITABLE FINANCE LIMITED


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following tables set forth unaudited pro forma consolidated financial data for the Registrant (the "Company") for the year ended December 31, 1995 illustrating the estimated effects of (i) the Company's purchase on September 30, 1995 of the 50% of the capital stock of City Mortgage Corporation Limited ("CSC-UK") which was not previously owned by the Company (the "UK Acquisition") as if it had occurred as of May 2, 1995, the date CSC-UK commenced operations,
(ii) CSC-UK's acquisition of all of the outstanding stock of J&J Securities Limited ("J&J") for pound sterling 15.0 million ($22.7 million) and 548,000 shares of the Company's Common Stock valued at $9.8 million (the "J&J Acquisition") as if it had occurred as of January 1, 1995 and (iii) CSC-UK's acquisition of all of the outstanding stock of Heritable Group Limited ("Heritable") for pound sterling 41.8 million ($64.7 million) and 99,362 shares of the Company's Common Stock valued at $2.5 million (the "Heritable Acquisition") as if it had occurred as of January 1, 1995. The unaudited pro forma consolidated financial data have been prepared using the purchase method of accounting, whereby the total costs of the UK Acquisition, the J&J Acquisition and the Heritable Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the UK Acquisition, J&J Acquisition and the Heritable Acquisition, respectively. The unaudited pro forma consolidated financial data do not purport to represent what the results of operations or financial position of the Company would have actually been if the UK Acquisition, the J&J Acquisition and the Heritable Acquisition had in fact occurred on such dates or to project the results of operations or financial position of the Company for any future date or period.

                                                    FOR THE YEAR ENDED DECEMBER 31, 1995
                                      -----------------------------------------------------------------
                                                            PRO FORMA ADJUSTMENTS
                                                     -----------------------------------
                                      HISTORICAL     CSC-UK         J&J        HERITABLE      PRO FORMA
                                      ----------     -------      -------      ---------      ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Gain on sale of loans...........     $  38,198     $    --      $    --       $     --       $38,198
  Mortgage origination income.....         2,963          --           --          4,530(1)      7,493
  Interest income.................         6,706          --        1,435(2)       7,884(3)     16,025
  Servicing income................           777          --           --             --           777
  Earnings from partnership
     interest.....................           482          --           --             --           482
  Other...........................           385          --          279(4)          --           664
                                         -------     -------      -------        -------       -------
          Total revenues..........        49,511          --        1,714         12,414        63,639
                                         -------     -------      -------        -------       -------
EXPENSES
  Salaries and employee
     benefits.....................        12,165          39(5)     1,801(4)       4,017(1)     18,022
  Interest expense................         4,610          --        1,182(6)       2,923(7)      8,715
  Selling expenses................         2,895          --        1,491(4)       4,456(1)      8,842
  Other operating expenses........         6,582          --        4,810(8)       4,955(9)     16,347
  Amortization of goodwill........           494         819(10)       --          1,057(11)     2,370
                                         -------     -------      -------        -------       -------
          Total expenses..........        26,746         858        9,284         17,408        54,296
                                         -------     -------      -------        -------       -------
  Earnings before minority
     interest, income taxes and
     extraordinary item...........        22,765        (858)      (7,570)        (4,994)        9,343
  Minority interest...............         2,379      (2,379)(12)      --             --            --
                                         -------     -------      -------        -------       -------
  Earnings before income taxes and
     extraordinary item...........        20,386       1,521       (7,570)        (4,994)        9,343
  Provision for income taxes......         8,515         631(13)   (3,142)(13)    (2,073)(13)    3,931
                                         -------     -------      -------        -------       -------
  Earnings before extraordinary
     item.........................        11,871         890       (4,428)        (2,921)        5,412
  Extraordinary item..............          (296)         --           --             --          (296)
                                         -------     -------      -------        -------       -------
Net earnings......................     $  11,575     $   890      $(4,428)      $ (2,921)      $ 5,117
                                         =======     =======      =======        =======       =======

                                                    FOR THE YEAR ENDED DECEMBER 31, 1995
                                                            PRO FORMA ADJUSTMENTS
                                      HISTORICAL     CSC-UK         J&J        HERITABLE      PRO FORMA
                                       -------       -------      -------       -------        -------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Earnings per share before
  extraordinary item..............     $    0.50         N/A          N/A            N/A       $  0.20
Extraordinary item (per share)....         (0.01)        N/A          N/A            N/A         (0.01)
                                         -------     -------      -------        -------       -------
Primary earnings per share........     $    0.49         N/A          N/A            N/A       $  0.19
                                         =======     =======      =======        =======       =======
Weighted average shares
  outstanding.....................        23,838       1,500(14)      548(15)         99(16)    25,985
                                         =======     =======      =======        =======       =======
Supplemental earnings per
  share(17).......................                                                             $  0.20
                                                                                               =======
Supplemental weighted average
  shares outstanding(18)..........                                                              27,396
                                                                                               =======

Notes to Unaudited Pro Forma Financial Statements for the year ended December 31, 1995

 (1) Reflects the 1995 historical operating results for Heritable.

 (2) Reflects the accretion of interest related to the mortgage servicing receivables associated with the sale of loans acquired as a result of the J&J Acquisition.

 (3) Reflects the accretion of interest of $1.7 million related to the mortgage servicing receivables associated with the sale of loans acquired as a result of the Heritable Acquisition, and interest income of $6.2 million on the remaining loan portfolio.

 (4) Reflects the 1995 historical operating results for J&J.

 (5) Reflects additional bonus expense resulting from the increased pre-tax profits related to the pro forma effect of the UK Acquisition on May 2, 1995.

 (6) Reflects interest expense on the remaining average debt balance after the application of the proceeds of the assumed sale of loans on January 1, 1995 to pay down warehouse debt.

 (7) Reflects interest expense related to the assumed warehouse debt supporting Heritable's remaining loan portfolio.

 (8) Reflects historical J&J expense and $2.5 million of restructuring charges recorded in connection with the J&J Acquisition, offset by $222,000 of amortization of negative goodwill recorded in connection with the J&J Acquisition. Pursuant to the J&J Acquisition, the Company is amortizing $2.2 million of negative goodwill using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding shares of J&J for pound sterling 15.0 million ($22.7 million based on the Noon Buying
     Rate on the date of such acquisition) and 548,000 shares of the Company's Common Stock valued at $9.8 million. The Company acquired assets of $53.8 million, consisting primarily of mortgage loans held for sale of $52.0 million, and assumed liabilities of $38.8 million. Additional fair market value of $21.8 million, representing the value of the mortgage servicing receivables, was assigned to the net assets acquired in the J&J Acquisition.

 (9) Reflects historical Heritable expense and $2.5 million of restructuring charges recorded in connection with the Heritable Acquisition.

(10) Reflects the amortization of the $19.7 million of goodwill for the period May 2, 1995 through September 30, 1995 recognized as a result of the UK Acquisition using the straight-line method over a 10-year period. The Company acquired the 50% interest in CSC-UK not then owned by the Company through the issuance to the three other shareholders of an aggregate of 3.6 million shares of the Company's Common Stock valued at $21.6 million. In addition to the goodwill, the Company acquired assets of $9.0 million, consisting primarily of mortgage servicing receivables, and assumed liabilities of $4.1 million.

(11) Reflects the amortization of the $10.6 million of goodwill recognized as a result of the Heritable Acquisition using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding stock of Heritable for approximately $64.7 million and 99,362 shares of the Company's
     Common Stock valued at $2.5 million. In addition to the goodwill, the Company acquired assets of $224.9 million, consisting primarily of mortgage loans held for sale of $188.6 million, and assumed liabilities of $196.8 million. Additional fair market value of $29.1 million, representing the fair value of the mortgage servicing receivables, was assigned to the net assets acquired in the Heritable Acquisition.

(12) Reflects adjustment related to elimination of the 50% equity earnings for the period prior to the UK Acquisition.

(13) Reflects tax impact of the pro forma adjustments recorded at a 41.5% effective rate.

(14) Reflects the adjustment (for the partial year from May 2, 1995 through September 30, 1995) of the 3.6 million shares of Common Stock issued in the UK Acquisition as if those shares were issued and outstanding for the entire period from May 2, 1995 through December 31, 1995.

(15) Reflects the impact of the 548,000 shares of Common Stock issued in the J&J Acquisition remaining outstanding for the entire year ended December 31, 1995.

(16) Reflects the impact of the 99,362 shares of Common Stock issued in the Heritable Acquisition remaining outstanding for the entire year ended December 31, 1995.

(17) Gives effect to the application of a portion of the net proceeds of the December 1995 public offering to repay outstanding debt at the time of such offering as if such application occurred on January 1, 1995, resulting in a net increase of $464,000 in net earnings due to a reduction in interest expense.

(18) Gives effect to the inclusion of 1,411,200 shares of Common Stock at $8.37 per share net to the Company to repay the outstanding debt as discussed in
     Note 17 above.

     The following tables set forth unaudited pro forma consolidated financial data for the Company for the six months ended June 30, 1996 illustrating the estimated effects of (i) the J&J Acquisition as if it had occurred as of January 1, 1995 and (ii) the Heritable Acquisition as if it had occurred as of January 1, 1995. The results of operations of J&J and Heritable are included in the Company's historical results from April 23, 1996 and June 14, 1996, respectively, the dates of their respective acquisitions. The unaudited pro forma consolidated financial data have been prepared using the purchase method of accounting, whereby the total costs of the J&J Acquisition and the Heritable Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the J&J Acquisition and the Heritable Acquisition, respectively. The unaudited pro forma consolidated financial data do not purport to represent what the results of operations or financial position of the Company would have actually been if the J&J Acquisition and the Heritable Acquisition had in fact occurred on such date or to project the results of operations or financial position of the Company for any future date or period.

                                                       FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                              --------------------------------------------------------
                                                                PRO FORMA ADJUSTMENTS
                                                               -----------------------
                                              HISTORICAL         J&J         HERITABLE       PRO FORMA
                                              ----------       -------       ---------       ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Gain on sale of loans.....................   $ 53,310        $    --        $     --        $53,310
  Mortgage origination income...............      2,192             --           1,650(1)       3,842
  Interest income...........................      9,478           (376)(2)       2,650(3)      11,752
  Servicing income..........................      1,356             --              --          1,356
  Earnings from partnership interest........        260             --              --            260
  Other.....................................        636            134(4)           --            770
                                               --------        --------       --------       --------
          Total revenues....................     67,232           (242)          4,300         71,290
                                               --------        --------       --------       --------
EXPENSES
  Salaries and employee benefits............     14,552            726(4)        3,362(1)      18,640
  Interest expense..........................      6,382            400(5)        1,340(6)       8,122
  Selling expenses..........................      4,375            753(4)        1,760(1)       6,888
  Other operating expenses..................     10,972            965(7)          317(1)      12,254
  Amortization of goodwill..................      1,032             --             529(8)       1,561
                                               --------        --------       --------       --------
          Total expenses....................     37,313          2,844           7,308         47,465
                                               --------        --------       --------       --------
  Earnings before income taxes..............     29,919         (3,086)         (3,008)        23,825
  Provision for income taxes................     12,314         (1,281)(9)      (1,248)(9)      9,785
                                               --------        --------       --------       --------
Net earnings................................   $ 17,605        $(1,805)       $ (1,760)       $14,040
                                               ========        ========       ========       ========
Earnings per share:
  Primary...................................   $   0.58            N/A             N/A        $  0.46
                                               ========        ========       ========       ========
  Fully diluted.............................   $   0.58            N/A             N/A        $  0.46
                                               ========        ========       ========       ========
Weighted average shares outstanding:
  Primary...................................     30,152            548(10)          99(11)     30,799
                                               ========        ========       ========       ========
  Fully diluted.............................     31,941            548(10)          99(11)     32,588
                                               ========        ========       ========       ========

Notes to Unaudited Pro Forma Financial Statements for the six months ended June 30, 1996

 (1) Reflects historical results for the period January 1, 1996 to June 14, 1996 for Heritable.

 (2) Reflects reduced interest accreted as a result of lower mortgage servicing receivables recorded under the Old Greenwich Facility for J&J loans that, for pro forma purposes, are shown as sold in fiscal 1995.

 (3) Reflects reduced interest accreted as a result of lower mortgage servicing receivables recorded under the Old Greenwich Facility for Heritable loans that, for pro forma purposes, are shown as sold in fiscal 1995, offset by interest income on loans acquired in the Heritable Acquisition but not sold.

 (4) Reflects historical results for the period January 1, 1996 to April 23, 1996 for J&J.

 (5) Reflects interest expense on the average debt balance on warehouse debt plus advances under the Old Greenwich Facility related to the J&J loans.

 (6) Reflects interest expense on the average debt balance on warehouse debt plus advances under the Old Greenwich Facility related to the Heritable loans.

 (7) Reflects historical J&J expenses, offset by $111,000 of amortization of the negative goodwill recorded in connection with the J&J Acquisition. Pursuant to the J&J Acquisition, the Company is amortizing $2.2 million of negative goodwill using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding shares of J&J for pound sterling 15.0 million ($22.7 million based on the Noon Buying Rate on the date of such acquisition) and 548,000 shares of the Company's Common Stock valued at $9.8 million. The Company acquired assets of $53.8 million, consisting primarily of mortgage loans held for sale of $52.0 million, and assumed liabilities of $38.8 million. Additional fair market value of $21.8 million, representing the value of the mortgage servicing receivables, was assigned to the net assets acquired in the J&J Acquisition.

 (8) Reflects amortization of the $10.6 million of goodwill recognized as a result of the Heritable Acquisition for the period January 1, 1996 to June 14, 1996 using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding stock of Heritable for approximately $64.7 million and 99,362 shares of the Company's Common Stock valued at $2.5 million. In addition to the goodwill, the Company acquired assets of $224.9 million, consisting primarily of mortgage loans held for sale of $188.6 million, and assumed liabilities of $196.8 million. Additional fair market value of $29.1 million, representing the fair value of the mortgage servicing receivables, was assigned to the net assets acquired in the Heritable Acquisition.

 (9) Reflects tax impact of the pro forma adjustments recorded at a 41.5% effective rate.

(10) Reflects the impact of the 548,000 shares of Common Stock issued in the J&J Acquisition remaining outstanding for the six month period ended June 30, 1996.

(11) Reflects the impact of the 99,362 shares of Common Stock issued in the Heritable Acquisition remaining outstanding for the six month period ended June 30, 1996.